UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2023

Civitas Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 17th Street, Suite 3700

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (720) 440-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	CIVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 6, 2023, Civitas Resources, Inc., a Delaware corporation (the “Company”), JPMorgan Chase Bank, N.A., as the administrative agent (the “Administrative Agent”), and the lenders party thereto entered into a Fifth Amendment to Amended and Restated Credit Agreement (the “Fifth Amendment”), which Fifth Amendment amends the terms of that certain Amended and Restated Credit Agreement, dated as of November 1, 2021 (the “Credit Agreement”) among the Company, the guarantors party thereto, each lender from time to time party thereto, and the Administrative Agent.

The Fifth Amendment amends the Credit Agreement to, among other things, permit the Company to incur, on or before January 31, 2024, an aggregate of up to $1.5 billion of indebtedness comprised of new senior unsecured notes, unsecured bridge facilities or a combination thereof, provided the proceeds therefrom are used to fund the transactions contemplated by the Purchase and Sale Agreement, dated October 3, 2023, by and between the Company and Vencer Energy, LLC.

The Fifth Amendment additionally effectuates certain other modifications to the Credit Agreement, including (a) amending the general indebtedness basket therein to (i) increase the pro forma leverage restriction applicable thereto from 2.50 to 1.00 to 3.00 to 1.00 and (ii) include carveouts for customary bridge facilities and bonds with customary mandatory redemption provisions (in each case, not tied to any specific acquisition), (b) amending the general restricted payment basket therein to (i) increase the pro forma leverage restriction applicable thereto from 1.75 to 1.00 to 3.00 to 1.00 and (ii) increase the pro forma maximum utilization percentage restriction applicable thereto from seventy-five percent (75%) to eighty percent (80%), (c) amending the general investment basket therein to (i) increase the pro forma leverage restriction applicable thereto from 1.00 to 1.00 to 3.00 to 1.00, and (ii) increase the pro forma maximum utilization percentage restriction applicable thereto from seventy-five percent (75%) to eighty percent (80%), (d) amending the general basket for the covenant regarding prepayments of certain other indebtedness to increase the pro forma leverage restriction applicable thereto from 1.00 to 1.00 to 3.00 to 1.00 and (e) removing the minimum hedging affirmative covenant therein.

The foregoing description of the Fifth Amendment is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Fifth Amendment, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Fifth Amendment to Amended and Restated Credit Agreement, dated October 6, 2023, among Civitas Resources, Inc., the guarantors party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as the administrative agent.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Civitas Resources, Inc.

Date: October 10, 2023	By:	/s/ Travis L. Counts
	Name:	Travis L. Counts
	Title:	Chief Legal Officer and Secretary